UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 16, 2005

German American Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number) 711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	35-1547518 (IRS Employer Identification No.) 47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

German American Bancorp ("German American") on December 16, 2005, completed its purchase, in a private unsolicited transaction not from or through any broker or dealer, of a block of 440,747 shares (the "Block") of German American’s issued and outstanding common stock (including accompanying preferred stock purchase rights) from Buehler Foods, Inc., a corporation currently in reorganization proceedings under Chapter 11 of the United States Bankruptcy Code (“Buehler Foods”), at a price of $5,509,338, or $12.50 per share (the “Block Purchase”). The Block represented approximately four percent of the shares of German American’s common shares that were outstanding immediately prior to the consummation of the Block Purchase. German American's agreement with Buehler Foods with respect to the Block Purchase was previously reported in its Current Report on Form 8-K filed December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President